Exhibit 99.1

Integrated Circuit Systems, Inc.

Corporate Headquarters
2435 Boulevard of the Generals
Norristown, PA 19403
Phone: 610-630-5300
Fax: 610-630-5399
Web Site: http://www.icst.com

Company Contact:
Justine Lien, CFO
Integrated Circuit Systems, Inc.
610-630-5300

INTEGRATED CIRCUIT SYSTEMS, INC. ANNOUNCES

FISCAL 2005 THIRD QUARTER RESULTS

Norristown, PA – April 28, 2005 – Integrated Circuit Systems, Inc. (NASDAQ: ICST) today announced financial results for the third quarter of fiscal 2005, ending on April 2, 2005.

($ millions, except EPS)	Q3FY 2005	Q3FY 2004	Y-Y Growth	Q2FY 2005	Q-Q Growth
Revenue	$58.1	$67.8	-14.3%	$60.6	-4.1%
Gross Margin	$34.3	$41.0	-16.3%	$35.4	-3.1%
Operating Income	$13.7	$21.5	-36.3%	$15.3	-10.5%
Net Income	$13.0	$18.5	-29.7%	$14.0	-7.1%
Diluted EPS	$0.18	$0.26	-30.8%	$0.20	-10.0%

Revenues	Q3FY2005 % of Revenue	Q3FY2004 % of Revenue	Y-Y Growth	Q2FY2005 % of Revenue	Q-Q Growth
PC	46%	42%	-5%	48%	-8%
Digital Consumer	17%	13%	5%	16%	-1%
Communications	32%	37%	-25%	30%	4%
Military	5%	8%	-46%	6%	-22%

Revenues for the quarter were $58.1 million, down 4% from the previous quarter due to seasonal decline in the PC markets. Even though revenues were down for the quarter, gross margin expanded to 59.0% of revenue from 58.3% last quarter.

Operating expenses grew mostly from continued investment in research and development during the quarter. Net income was $13.0 million or $0.18 per share.

The company ended the quarter with a cash and investment balance of $207 million, up $9 million from the quarter before. In addition, during the quarter, the days sales improved as the Accounts Receivable declined. Inventory balances declined $2.4 million as inventory turns increased to 4.4 times. The company repurchased 390,500 treasury shares for $7.4 million.

Hock Tan, President and CEO, stated, “The seasonal bottom in PCs and Digital Consumer occurred during the March quarter despite a modest recovery in our Communications business. We have seen encouraging uptrends in all our end markets as we move into our final fiscal quarter ending June.”

Third Quarter Fiscal 2005 Conference Call

ICS will host a conference call to discuss the earnings results for the third quarter of fiscal year 2005 at 9:30 AM eastern time April 28, 2005. The company will also discuss its strategic direction and market conditions. Interested parties are invited to listen to the conference call by dialing (877) 405-3430, or (706) 634-6397 for international callers; the conference ID is 4355831. The call will also be broadcast via the internet and can be accessed from ICS’ corporate website at www.icst.com.

About ICS

Integrated Circuit Systems, Inc. is a leader in the design, development and marketing of silicon timing devices for communications, networking, computing and digital multimedia applications. The Company is headquartered in Norristown, PA, with key facilities in San Jose, CA; Tempe, AZ; Worcester, MA and Singapore.

Statements included in this release, to the extent they are forward looking, involve a number of risks and uncertainties related to competitive factors, technological developments and market demand. Further information on these and other potential factors that could affect the Company’s financial results can be found in the Company’s Form 10-K filed on September 16, 2004.

INTEGRATED CIRCUIT SYSTEMS, INC.

CONSOLIDATED OPERATING RESULTS

	Unaudited Three Months Ended			Unaudited Nine Months Ended
	April 2, 2005	January 1, 2005	March 27, 2004	April 2, 2005	March 27, 2004
(In thousands)
Revenues	$58,124	$60,628	$67,794	$184,848	$202,644
Cost of sales	23,817	25,269	26,745	75,858	81,288

Gross margin	34,307	35,359	41,049	108,990	121,356

Expenses:
Research and development	9,943	9,426	10,426	29,556	29,748
Research and development Video acquisition	—	—	—	7,051	—
Selling, general and administrative	9,495	9,440	8,290	28,965	26,080
Deferred compensation	60	60	243	160	731
Amortization of intangibles	1,115	1,114	575	3,164	1,725

	20,613	20,040	19,534	68,896	58,284

Operating income	13,694	15,319	21,515	40,094	63,072

Other income (expense)	1,234	873	511	2,773	1,634

Income before income taxes	14,928	16,192	22,026	42,867	64,706

Income taxes	1,921	2,212	3,480	5,731	10,228

Net income	$13,007	$13,980	$18,546	$37,136	$54,478

Basic EPS:
Net income	$0.19	$0.20	$0.26	$0.53	$0.77

Diluted EPS:
Net income	$0.18	$0.20	$0.26	$0.52	$0.75

Weighted Shares:
Basic	70,041	70,348	70,320	70,242	70,398
Diluted	70,718	71,468	72,215	71,206	72,817

Capital expenditures	$923	$2,557	$1,371	$6,216	$5,829
Depreciation and amortization	$2,721	$2,923	$1,996	$8,268	$6,293

Prepared in accordance with GAAP

INTEGRATED CIRCUIT SYSTEMS, INC.

PRO FORMA CONSOLIDATED OPERATING RESULTS

	Unaudited Three Months Ended			Unaudited Nine Months Ended
(In thousands)	April 2, 2005	January 1, 2005	March 27, 2004	April 2, 2005	March 27, 2004
Revenues	$58,124	$60,628	$67,794	$184,848	$202,644
Cost of sales	23,817	25,269	26,745	75,858	81,288

Gross margin	34,307	35,359	41,049	108,990	121,356

Expenses:
Research and development	9,943	9,426	10,426	29,556	29,748
Selling, general and administrative	9,495	9,440	8,290	28,965	26,080
Deferred compensation	60	60	243	160	731
Amortization of intangibles	1,115	1,114	575	3,164	1,725

	20,613	20,040	19,534	61,845	58,284

Operating income	13,694	15,319	21,515	47,145	63,072

Other income (expense)	1,234	873	511	2,773	1,634

Income before income taxes	14,928	16,192	22,026	49,918	64,706

Income taxes	1,921	2,212	3,480	5,731	10,228

Pro forma net income	$13,007	$13,980	$18,546	$44,187	$54,478

Basic EPS:
Pro forma Net income	$0.19	$0.20	$0.26	$0.63	$0.77

Diluted EPS:
Pro forma Net income	$0.18	$0.20	$0.26	$0.62	$0.75

Weighted Shares:
Basic	70,041	70,348	70,320	70,242	70,398
Diluted	70,718	71,468	72,215	71,206	72,817

INTEGRATED CIRCUIT SYSTEMS, INC.

PRO FORMA CONSOLIDATED OPERATING RESULTS

(continued)

(in thousands)	Unaudited Nine Months Ended April 2, 2005
Reconciliation of our GAAP Net Income to our Pro Forma Net Income:
GAAP Net Income	$37,136
Adjustments to Net Income:
Research and development Video acquisition	7,051
Pro forma net income	$44,187

Reconciliation of our GAAP Operating Income to our Pro Forma Operating Income:
GAAP Operating Income	$40,094
Adjustments to Operating Income:
Research and development Video acquisition	7,051
Pro forma operating income	$47,145

Reconciliation of our GAAP Basic Net Income per share to our Pro Forma Net Income per share:
GAAP Basic Net Income per share	$0.53
Adjustments to Basic Net Income per share:
Research and development Video acquisition	.10
Pro forma basic net income per share	$0.63

Reconciliation of our GAAP Diluted Net Income per share to our Pro Forma Diluted Net Income per share:
GAAP Diluted Net Income per share	$0.52
Adjustments to Diluted Net Income per share:
Research and development Video acquisition	.10
Pro forma diluted net income per share	$0.62

To supplement the consolidated financial results prepared under generally accepted accounting principles (“GAAP”), ICS uses a non-GAAP conforming, or pro forma, measure of net income that is GAAP net income adjusted to exclude certain costs, expenses and gains. Pro forma net income gives an indication of ICS’s baseline performance before gains, losses or other charges that are considered by management to be outside of the company’s core operating results. In addition, pro forma net income (loss) is among the primary indicators management uses as a basis for planning and forecasting future periods. ICS computes pro forma net income (loss) by adjusting GAAP net income (loss) with the impact of non-recurring acquisition-related charges. ICS provides pro forma results as additional information for its operating results. These measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

INTEGRATED CIRCUIT SYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEET

(in thousands, excluding Other Financial Data)	April 2, 2005 (unaudited)	January 1, 2005 (unaudited)	July 3, 2004
ASSETS
Current Assets:
Cash and marketable securities	$68,072	$192,753	$195,579
Accounts receivable, net	45,489	46,934	45,717
Inventory, net	18,431	20,880	18,772
Deferred income taxes	18,658	19,738	22,759
Other current assets	7,160	4,180	7,189

Total current assets	157,810	284,485	290,016

Property & equipment, net	20,417	21,096	19,254
Long term investments	139,001	5,000	5,000
Intangibles	42,077	43,187	27,842
Goodwill	35,422	35,422	35,422
Prepaid long-term maintenance contracts	5,095	4,400	—
Other assets, net	48	52	62

Total assets	$399,870	$393,642	$377,596

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Lease payable	$38	$73	$82
Accounts payable	13,879	15,559	17,557
Accrued expenses and other current liabilities	6,285	5,260	8,518
Income taxes payable	930	1,946	3,576

Total current liabilities	21,132	22,838	29,733

Other long term liabilities	12,448	11,846	11,638

Total liabilities	33,580	34,684	41,371

Shareholders’ Equity:
Common stock	731	731	727
Additional paid in capital	289,908	288,207	282,569
Retained earnings	144,276	131,269	107,140
Deferred compensation	(801)	(861)	—
Treasury stock	(67,824)	(60,388)	(54,211)

Total shareholders’ equity	366,290	358,958	336,225

Total liabilities and shareholder’s equity	$399,870	$393,642	$377,596

OTHER FINANCIAL DATA:
Days sales outstanding	62	72	58
Inventory turns	4.4	4.1	5.2